EXHIBIT 10.7

STOCK APPRECIATION RIGHT AGREEMENT

THIS STOCK APPRECIATION RIGHT AGREEMENT (this “Agreement”), dated as of _________________, is entered into by and between Signal Point Holdings Corp., Inc., a Delaware corporation (the “Company”), and ___________________ (the “Recipient”).

RECITALS

WHEREAS, the Company desires to grant SARs to Recipient as an inducement for Recipient to promote the best interests of the Company and its stockholders.

AGREEMENT

NOW, THEREFORE, the parties intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the representations, warranties, covenants contained herein, hereby agree as follows:

ARTICLE I -GRANT OF SARS

Section 1.01     Grant.  Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to Recipient a number of Stock Appreciation Rights (“SARs”) that relate to ___________________ shares of the Company’s common stock, par value $.001 per share (“Common Stock”).  Except as provided below, the “Spread” of each SAR is the amount by which the “Fair Market Value” (as defined below) of a share of Common Stock on the date of exercise of the SAR exceeds the “Base Price”.  The “Base Price” of each SAR is $______.  The Spread, if any, of SARs exercised in accordance with Section 1.04 hereof shall be payable to Recipient in the manner provided in Section 1.06 or, if applicable, Section 1.04(b), less applicable tax withholdings.

Subject to Section 1.04(b) hereof, the “Fair Market Value” of a share of Common Stock shall means (a) while the shares of Common Stock are listed or quoted on an established national or regional securities exchange or quotation system, the closing transaction price of such a share of Common Stock as reported by the principal exchange on which such shares are traded on the date as of which such value is being determined or, if there were no reported transaction for such date, the opening transaction price as reported by the exchange for the first trading date following the date by which such value is being determined, or (b) if the shares of Common Stock are not listed or quoted on an established national or regional securities exchange or quotation system, an amount determined by the Board of Directors of the Company (the “Board”) in good faith without applying minority interest, lack of liquidity or other similar discounts.

If there is any change in the number or kind of Common Stock outstanding:  (i) by reason of a spinoff, split of units, reclassification, or combination of exchange of units, (ii) by reason of a merger, reorganization (including a change in the Company’s business structure or consolidation in which the Company is the surviving entity), or (iii) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration; or if the value of outstanding Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary distribution, then the number of SARs granted to Recipient and/or the Base Price shall be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  Any adjustments determined by the Board in accordance with this Section shall be final, binding and conclusive.

Section 1.02     Vesting and Exercisability.

(a)           The SARs shall vest as of the Vesting Dates set forth below and to the extent indicated, but only if Recipient is employed by, or serving as a consultant or director of, the Company on such date:

Vesting Date	Percentage of SARs That Will Be Vested

(b)     Notwithstanding anything herein to the contrary, vested SARs may only be exercised by Recipient during the calendar year in which such SARs vest in accordance with Section 1.02(a) hereof.

(c)     Except as provided above, all unvested SARs shall be immediately forfeited and canceled in the event that Recipient’s employment or other service with the Company is terminated for any reason prior to the applicable Vesting Date set forth in Section 1.02(a) above.

Section 1.03     Term.  Vested SARs shall, to the extent not previously exercised, expire at the end of the calendar year during which such SARs vest in accordance with Section 1.02(a) hereof.

Section 1.04     Exercise Procedures.

(a)           Subject to Sections 1.04(b) Recipient may exercise part or all of any  vested SARs by giving the Company written notice of exercise specifying the number of SARs to be exercised, accompanied by payment in full of the Base Price as set forth in Section 1.06(a) below, which notice shall be given at least ten (10) business days prior to the expiration of the periods set forth in Section 1.02 above to which such notice applies.

(b)           In the event a “change in control event” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) other than the pending merger with Roomlinx Inc. in respect of the Company (a “Change in Control”) is consummated, all then outstanding SARs (whether or not vested) shall be deemed to have been exercised and Recipient shall be paid the applicable aggregate Spread in shares of Common Stock for all such SARs within ten (10) business days following such Change in Control (but in no event later than the expiration of such SARs), less applicable tax withholdings.

For purposes of determining the Spread in the event of such a Change in Control, Fair Market Value shall be based on the value of Common Stock as of the date of such Change in Control and on the consideration paid for such Common Stock in connection with the Change in Control.  If, at the time of the Change in Control, the Fair Market Value of the shares of Common Stock underlying the SARs does not exceed the Base Price of the SARs, all outstanding SARs, whether vested or unvested, shall be forfeited and canceled.

Section 1.05     Right to Exercise; Death.  Only Recipient may exercise the SARs during Recipient’s lifetime; and, after Recipient’s death, the SARs (to the extent vested) shall be exercisable (subject to the terms and condition set forth in this Agreement) solely by the legal representatives of Recipient, or by the person who acquires the right to exercise the SARs by will or by the laws of descent and distribution for a three-month period from the date of appointment of such legal representative or acquisition by such beneficiary.

Section 1.06     Manner of Payment.

(a)       Exercise of vested SARs may be accompanied by payment in full of the Base Price, in cash or by check, or on a cashless basis based on the Spread, as set forth in subsection (b) below.  Payment in full or in part may be made at the election of the Recipient (i) in the form of Common Stock owned by the Recipient (based on the Fair Market Value (as defined above) of the Common Stock on the trading day before the SAR is exercised) which is not the subject of any pledge or security interest which have been owned for more than six (6) months and have been paid for within the meaning of Rule 144 under the Securities Act of 1933 (the “Securities Act”) or were purchased in the open market, (ii) by a “same-day sale” commitment from the Recipient and a broker-dealer registred with FINRA to forward the Base Price of the Option directly to the Company; (iii) by cancellation of indebtedness of the Company to the Recipient; (iv) by waiver of consideration due to Recipient for services rendered; (v) by tender of a full recourse promissory nopte by the Recipient; (vi) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such Base Price.

(b)        Except as provided by Section 1.04(b), upon exercise of any vested SARs on a cashless basis, Recipient (or his legal representatives in the event of his death) shall be paid an amount in shares of Common Stock, equal in value to the Spread with respect to such exercised SARs, less applicable tax withholdings, within ten (10) business days following exercise (but in no event later than the expiration of such SARs); provided that any fractional shares of Common Stock resulting from any exercise of the SARs shall be eliminated at the time of exercise by rounding to the nearest whole share.  No cash settlements shall be made with respect to fractional shares eliminated by rounding.

(c)         All payments hereunder shall be subject to applicable federal (including FICA), state and local tax withholding requirements (with such withholding requirements determined based on the applicable statutory minimum withholding rates).  In addition, the Company may (i) deduct from any other wages paid by the Company to Recipient the amount of any withholding taxes due with respect to the SARs or (ii) require Recipient to pay such amount in cash or check or otherwise make arrangements satisfactory to the Company for the payment of such amount (including, without limitation, by Recipient’s delivery of irrevocable instructions to a broker to sell shares of Common Stock and deliver from the proceeds thereof such withholding amount to the Company in cash or check in accordance with such procedures established by the Company from time to time).

ARTICLE II -GENERAL PROVISIONS

Section 2.01     Compliance with Laws; Registration.  The issuance of any shares of Common Stock pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations and any other law or regulation applicable thereto.  The Company shall not be obligated to issue any shares of Common Stock if any such issuance would violate any such requirements and, as a condition to the issuance of any shares of Common Stock upon exercise of the SARs, the Company may require Recipient to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.  If the Common Stock is publicly traded at the time of exercise of the SARs, the Company shall use commercially reasonable efforts to cause any shares of Common Stock issued to Recipient hereunder to be registered on Form S-8 (or any successor thereto).

Section 2.02     Entire Agreement.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.  The parties shall not be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter, except as specifically set forth herein.

Section 2.03     Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by either party without the prior written consent of the other parties hereto except, in the event of the death of Recipient, by will or by the laws of descent and distribution.  Any attempted assignment in violation of this Section shall be void.

Section 2.04     No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

Section 2.05     Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given: (a) when delivered personally to the recipient, (b) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (c) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail, or (d) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Recipient:

_______________________________

Attn: Andrew Bressman

If to the Company:

Signal Point Holdings Corp.
570 Lexington Ave
22nd Floor
New York, New York 10022
Attn: Robert Depalo

Either party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

Section 2.06     Amendments.  This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties.  Nothing in this Agreement shall confer any rights upon any person other than the parties and their respective heirs, legal representatives, successors and permitted assigns.

Section 2.07     Severability.  If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

Section 2.08     No Employment Rights.  Nothing herein shall confer upon Recipient any right to remain employed by or in other service with the Company for any specified period of time or limit the Company’s right to terminate Recipient’s employment or other service at any time for any or no reason.

Section 2.09     Rights as a Stockholder.  Recipient shall have no rights as a stockholder with respect to any shares of Common Stock covered by the SARs unless and until Recipient has become the holder of record of such shares.

Section 2.10     Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to any conflicts of law principles.

Section 2.11     Section 409A.  All payments under this Agreement are intended to be exempt from Section 409A of the Code and this Agreement shall be construed and interpreted in accordance with such intent.  All payments hereunder shall be treated as separate payments under Section 409A of the Code.

Section 2.12     Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument.  Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

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IN WITNESS WHEREOF, the Company has executed and delivered this Agreement effective as of the date first above written.

SIGNAL POINT HOLDINGS CORP.

By:          _______________________________________

Name:     _______________________________________

Title:       _______________________________________

______________________________________________
Name of Recipient